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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

Name                                                             Jurisdiction
----                                                             ------------
Cirrus System, LLC                                               Delaware

MasterCard Europe sprl                                           Belgium

European Payment Systems Services sprl                           Belgium

euro travellers cheque International S.A.                        Belgium

EUROCARD U.S.A., Inc.                                            New Jersey

Eurocard Limited                                                 England

MasterCard International Incorporated                            Delaware

MasterCard A/P Payment Services, Inc.                            Delaware

MasterCard Asia/Pacific Pte Ltd.                                 Singapore

MasterCard Australia Ltd.                                        Delaware

MasterCard Brasil S/C Ltda.                                      Brazil

MasterCard Brasil Solucoes de Pagamento Ltda.                    Brazil

MasterCard Canada, Inc.                                          Delaware

MasterCard Cardholder Solutions, Inc.                            Delaware

MasterCard Chip Standards Holdings, Inc.                         Delaware

MasterCard Colombia, Inc.                                        Delaware

MasterCard EMEA, Inc.                                            Delaware

MasterCard/Europay U.K. Limited                                  England

MasterCard Financing Solutions, LLC                              Delaware

MasterCard Foreign Sales Corporation                             Barbados

MasterCard Global Holding LLC                                    Delaware

MasterCard Global Promotions & Sponsorships Annex, Inc.          Delaware

MasterCard Holding Incorporated                                  Delaware

MasterCard Hong Kong Ltd.                                        Delaware

MasterCard (India) Private Limited                               India

MasterCard International Far East Ltd.                           Delaware

MasterCard International Global Maatschap                        Belgium

MasterCard International Holding LLC                             Delaware

MasterCard International Japan Inc.                              Delaware

MasterCard International Korea Ltd.                              Korea

MasterCard International Philippines, Inc.                       Delaware

MasterCard International, LLC                                    Delaware

MasterCard International Services, Inc.                          Delaware

MasterCard Korea Ltd.                                            Delaware

MasterCard Mercosur, Inc.                                        Delaware

MasterCard Middle East, Inc.                                     Delaware

MasterCard Originator SPC, Inc.                                  Delaware

MasterCard Peru, Inc.                                            Delaware

MasterCard Services SPC, Inc.                                    Delaware

MasterCard Singapore Ltd.                                        Delaware

MasterCard Southern Africa, Inc.                                 Delaware

MasterCard Taiwan Ltd.                                           Delaware

MasterCard Travelers Cheque, Inc.                                Delaware

MasterCard UK, Inc.                                              Delaware

MasterCard Uruguay Limitada                                      Uruguay

MasterCard Venezuela, Inc.                                       Delaware

MC Indonesia, Inc.                                               Delaware

Maestro International Incorporated                               Delaware

Maestro Asia/Pacific Ltd.                                        Delaware

Maestro Canada, Inc.                                             Delaware

Maestro Latin America, Inc.                                      Delaware

Maestro Middle East/Africa, Inc.                                 Delaware

Maestro U.S.A., Inc.                                             Delaware

Mondex International Limited                                     England

MAOSCO Limited                                                   England

Mondex International Americas, Inc.                              New Jersey

Mondex Asia Pte. Ltd.                                            Singapore

Mondex China Pte. Ltd.                                           Singapore

Mondex India Pte. Ltd.                                           Singapore

Mondex International (Australia) Pty. Ltd.                       Australia

MasterCard Global Key Centre Limited                             England

MXI Management Limited                                           England

MasterCard UK Inc Pension Trustees Limited                       England

MasterCard UK Management Services Limited                        England

Bright Skies LLC                                                 Delaware

Clear Skies LLC                                                  Delaware

CSI Holdings Inc.                                                Missouri

EMVCo, LLC                                                       Delaware

GVP Holding Incorporated                                         New York

GVP Risk Management Insurance Incorporated                       New York

JNS Corporation Yugen Kaisha                                     Japan

MasterCard GTS Holdings Private Limited   .                      Mauritius

MasterCard Advisors, LLC                                         Delaware

Mastermanager LLC                                                Delaware

MasterCard Beneficiary Trust                                     Delaware

MTS Holdings, Inc.                                               Delaware

Purchase Street Research, LLC                                    Delaware

SET Secure Electronic Transaction LLC                            Delaware

The Tower Group, Inc.                                            Massachusetts

TOWERGROUP EUROPE LIMITED                                        England & Wales

Tower Group Holding Corp.                                        Delaware

Transactional Data Solutions LLC                                 New York